Exhibit 10.10



    STOCK ISSUANCE, STOCK TRANSFER AND OPTION GRANT AGREEMENT

     This Stock Issuance, Stock Transfer and Option Grant Agreement (the "Agreement") dated March __, 2004, but effective as of February 26, 2004 (the "Effective Date") is entered into by and among Broadcast International, Inc., a Utah corporation (formerly Laser Corp., a Utah corporation) (the "Company") and each of the individuals whose names are set forth on Schedule A attached hereto (each, a "Purchaser" and together, the "Purchasers").

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. ISSUANCE OF COMPANY SHARES. In consideration for each Purchaser transferring to the Company the number of Series A shares of Streamware Solutions AB ("Streamware") set forth opposite such Purchaser's name on Schedule A attached hereto and as more fully described in Section 3 below (the "Streamware Shares"), the Company hereby issues to such Purchaser the number of shares of the Company's Common Stock, par value $0.05 per share set forth opposite such Purchaser's name on Schedule A attached hereto (the "Company Shares"). The Company shall deliver a stock certificate representing such Company Shares to such Purchaser on or prior to the later of (a) the day that is five (5) business days from the Effective Date, (b) the day the purchasers of shares of the Company's Common Stock, pursuant to the Stock Purchase and Option Grant Agreement between the Company and such purchasers dated February 6, 2004 (the "Stock Purchase Agreement"), deliver to the Company at least three hundred seventy five thousand dollars ($375,000.00) as the purchase price for such shares or (c) the day the Company receives the stock certificate representing the Streamware Shares from such Purchaser. The Company will authorize and reserve, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of its authorized but unissued shares of its Common Stock for the issuance of the Company Shares to the Purchasers.

     SECTION 2.  GRANT OF OPTION.

     2.1 Grant of Option. In consideration for each Purchaser transferring to the Company the Streamware Shares, the Company hereby grants to each Purchaser a fully-vested, non-qualified option (each, an "Option" and collectively, the "Options") to purchase that number of shares of the Company's Common Stock, par value $0.05 per share, set forth opposite such Purchaser's name on Schedule A attached hereto (subject to adjustment pursuant to Section 2.6) (the "Option Shares"), at a per share exercise price of $4.50 (the "Exercise Price"). The Option is granted to each Purchaser outside of, and is not subject to, the Broadcast International, Inc. 2004 Long Term Incentive Plan (the "Plan").

     2.2 Term. Each Purchaser shall have the right to exercise all or any portion of the Option at any time prior to the two (2)-year anniversary of the Effective Date by executing and delivering to the Company the exercise notice substantially in the form attached hereto as Exhibit A (the "Exercise Notice") and delivering to the Company payment of the Exercise Price.

     2.3 Notice. The Company shall notify each Purchaser in writing of the Company's proposed sale or transfer of substantially all of its assets or capital stock to, merger into, or consolidation or share exchange with, any other entity (the "Acquiring Entity"), or any other proposed acquisition of the Company by any Acquiring Entity (a "Corporate Event") at least thirty (30) days prior to the closing of such Corporate Event. If a Corporate Event occurs, the Company shall require the Acquiring Entity to assume the unexercised portion of the Options as a condition precedent to the Corporate Event.

     2.4 Reservation of Shares. The Company shall authorize and reserve, free of preemptive rights and other similar contractual rights of shareholders, a sufficient number of Option Shares.

     2.5 Method of Exercise. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of each
Purchaser:

         (a)  Cash; or

         (b)  Check.

     2.6 Adjustment. In the event of a stock split, stock combination, recapitalization, issuance of additional shares of capital stock, options or warrants or other rights to acquire capital stock of the Company or a Corporate Event (to the extent the Option is assumed by the Acquiring Entity) (each, an "Adjustment Event"), the kind and number of Option Shares hereunder and the Exercise Price related thereto shall be adjusted so that each Purchaser will be entitled to receive, upon exercise of the Option (or any portion thereof), the kind and number of Option Shares or other securities which such Purchaser would have received had such Purchaser exercised the Option immediately prior to such Adjustment Event. An adjustment made pursuant to this Section 2.6 shall become effective immediately after the effective date of the Adjustment Event. Whenever the type or number of Option Shares or the Exercise Price is adjusted pursuant to this Section 2.6, the Company shall promptly mail by first class mail, postage prepaid, to each Purchaser, notice of such adjustment or adjustments.

     SECTION 3. TRANSFER OF STREAMWARE SHARES TO THE COMPANY; TRANSFER RESTRICTIONS; PRE-EMPTIVE RIGHTS; INDEMNIFICATION

     3.1 Transfer of Streamware Shares. In consideration for the Company issuing the Company Shares and the Option to each Purchaser as described in Sections 1 and 2 above, each Purchaser hereby transfers to the Company the number of Streamware Shares set for opposite such Purchaser's name on Schedule A attached hereto. Such Purchaser shall deliver a certificate to the Company issued by the Board of Directors of Streamware confirming that the Company has been registered as the holder of such Streamware Shares in the shareholders register. Such certificate shall on or prior to the later of (a) the day that is five (5) business days following the Effective Date or (b) the day such Purchaser has received the stock certificate representing the Company Shares from the Company. The total number of Streamware Shares transferred by the Purchasers pursuant to this Section 3 shall constitute twenty percent (20%) of the then issued and outstanding capital stock of Streamware after taking into account the transfer of the Streamware Shares to the Company.

     3.2 Transfer of Shares. The Company undertakes to observe the following in connection with any transfer of title to any and all of the Streamware Shares.

         (a) In the event that the Company elects to transfer title to any of the Streamware Shares (the "Offered Shares"), whether or not to an existing shareholder and whether by gift, barter, bankruptcy, liquidation, merger, business combination or otherwise, the Company shall first offer such Streamware Shares to the Purchasers and any other shareholders of Streamware (the "Streamware Shareholders") in accordance with the terms of this Section
3.2 (the "Offer"). In the event that the Company makes a general assignment for the benefit of creditors, or a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors, is filed by the Company, or the Company suffers, applies for, or permits the appointment of a receiver or trustee or a receiver or trustee is appointed for the Company, and such actions or proceedings are not vacated within ninety (90) days of commencement, the provisions of this Section 3.2 shall be binding upon such receiver or trustee.

         (b) The Company shall fulfill its obligation to offer the Offered Shares for purchase by the Streamware Shareholders by notifying Streamware shareholders in writing of the proposed transfer of the Offered Shares. Each Streamware Shareholder shall be entitled to accept the Offer within thirty
(30)-day period following such shareholder's receipt of the Offer (the "Acceptance Period").

         (c) The purchase price to be paid to the Company by each Streamware Shareholder electing to purchase the Offered Shares (the "Purchase Price") shall, if the Company and the Streamware Shareholders cannot agree on the Purchase Price, be established as follows:

              (i) If the Company has received a bona fide cash offer by a willing and able buyer for the Offered Shares, the Purchase Price shall correspond to the price so offered.

              (ii) If no such offer has been received, the Company or any Streamware Shareholder may request that the value of the Offered Shares be determined by an independent valuation firm or similar entity agreed upon by the Company and the other shareholders (the "Appraiser").

              (iii) If the Company and the Streamware Shareholders, within thirty (30) days from the request for the appointment of an Appraiser, have failed to agree upon the Appraiser to be appointed, then the Appraiser shall be appointed by the Chairman of the Arbitration Institute of the Stockholm Chamber of Commerce. The Appraiser shall act as expert and not as arbitrator and its costs shall be borne by the parties involved in relation to each party's shareholding in Streamware.

         (d) Each Streamware Shareholder shall be entitled to purchase up to its pro rata share of the Offered Shares, which shall be determined by multiplying the total number of Offered Shares by a quotient, the numerator of which is the number of shares of capital stock of

Streamware held by such Streamware Shareholder and the denominator of which is the total number of shares of capital stock of Streamware held by all Streamware Shareholders. In the event that one or more Streamware Shareholders elect to purchase less than their pro rata share of the Offered Shares in accordance with the preceding sentence, each Streamware Shareholder who elected to purchase such Streamware Shareholder's pro rata share of the Offered Shares shall be entitled, but not obligated, to purchase such Streamware Shareholder's pro rata share of the remaining Offered Shares, which shall be determined by multiplying the total number of remaining Offered Shares by a quotient, the numerator of which is the number of shares of capital stock of Streamware held by such Streamware Shareholder and the denominator of which is the total number of shares of capital stock of Streamware held by all Streamware Shareholders who elected to purchase their pro rata share of the Offered Shares and have elected to purchase all or a portion of the remaining Offered Shares.

         (e)  Each Streamware Shareholder exercising its rights under this
Section 3.2 with respect to the Streamware Shares shall pay the applicable Purchase Price to the Company in cash within thirty (30) days of the later of the expiration of the Acceptance Period or the date when the Appraiser's award has been rendered (the "Purchase Period"). A Streamware Shareholder who initially elected to purchase all or a portion of the Offered Shares may elect to withdraw such election, and shall not be required to purchase the Offered Shares, in the event that such Streamware Shareholder determines that the Purchase Price is too high or provides any other good faith reason for electing not to purchase the Offered Shares.

         (f) In the event that less than all of the Offered Shares are purchased by the Streamware Shareholders in accordance with the aforementioned procedure, the Company shall be free, during the thirty (30)-day period following the expiration of the Purchase Period, to transfer all but not less than all of the Offered Shares not purchased by the Streamware Shareholders to the party making the offer to purchase the Offered Shares. Such transfer may however not be made at a lower price than the Purchase Price or on different terms than those set forth in the Offer. Each purchaser of the Offered Shares shall agree to be bound by this Section 3.2 as a condition precedent to such purchase. After the expiration of such thirty (30)-day-period, the Streamware Shares held by the Company shall again be bound by the terms and conditions of this Section 3.2.

     3.3.  Pre-emptive Rights

         (a) The Company shall at all times be entitled to have a twenty percent (20%) share of the capital stock of Streamware. Streamware and the Purchasers therefore agree that, upon Streamware's issuance of new shares of capital stock, convertible debt instruments or any other instrument entitling the holder thereof to receive shares of capital stock in Streamware, the Purchasers shall cause Streamware to give the Company the right, on the same terms and conditions, to purchase a number of such shares of capital stock, or an instrument convertible into a number of shares of capital stock, sufficient to enable the Company to maintain a twenty percent (20%) share of the capital stock of Streamware after taking into account all shares of capital stock of Streamware held by the Company.

         (b) The Company's preemptive rights under this Section 3.3 shall not apply to Streamware's issuance of capital stock, or any option or other right to purchase capital stock of Streamware, under an incentive plan for the management or employees of Streamware.

     3.4  Indemnification.    The Company shall indemnify and hold harmless
each Purchaser and any of its shareholders, officers, directors, employees, partners, counsel, or agents who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Company to such Purchaser concerning itself or its financial position, including without limitation any misrepresentation or misstatement of facts or omissions in this Agreement, in connection with the transfer of the Streamware Shares by such Purchaser to the Company, against losses, liabilities, and expenses for which such Purchaser or any of its shareholders, officers, directors, employees, counsel, or agents have not otherwise been reimbursed (including attorneys' fees, judgments, fines, and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit, or proceeding.

     SECTION 4  BOARD SEAT AND OBSERVATION RIGHTS; INSURANCE

     4.1 Board Seat. The Company shall, if necessary, increase the authorized number of members of the Board of Directors of the Company and shall appoint Brad Scott as a member of the Board to fill the vacancy created by the new board position, which appointment shall become effective as of the Effective Date, and shall nominate Mr. Scott to continue as a member of the Board at the Company's next annual shareholders meeting and present Mr. Scott to the Company's shareholders for approval as a member of the Board at such meeting. Mr. Scott shall have the right to elect not to accept such appointment for any reason, including, without limitation, the Company's failure to obtain directors' liability insurance coverage in an amount and on terms and conditions satisfactory to Mr. Scott. Until such time as Mr. Scott accepts his appointment to the Board, Mr. Scott shall be entitled to participate as an observer of all meetings of the Board and shall be entitled to notice of such meetings and Board materials as if Mr. Scott was a member of the Board. In the event that Mr. Scott accepts appointment to the Board and dies, is removed or resigns as a member of the Board, the Company shall appoint Michael Martin as a member of the Board within thirty (30) days of Mr. Scott's death, removal or resignation to fill the vacancy created by Mr. Scott's death, removal or resignation, and shall nominate Mr. Martin to continue as a member of the Board at the Company's next annual shareholders meeting and present Mr. Martin to the Company's shareholders for approval as a member of the Board at such meeting. In the event Mr. Martin dies, is removed or resigns as a member of the Board, a designee of Streamware shall be entitled to participate as an observer of all meetings of the Board. Such designee shall be entitled to notice of the Board meetings and Board materials as if such designee were a member of the Board. As an observer, such designee shall be entitled to reimbursement of reasonable and normal domestic travel costs associated with attending meetings of the Board, on the same basis as if he were a member of the Board.

     4.2 Insurance. The Company shall apply for such policies of directors' liability insurance coverage for the benefit of the members of the Board with a minimum annual premium amount of forty eight thousand dollars ($48,000.00) within five (5) business days of the Effective Date and shall obtain such policies within thirty (30) days of the Effective Date. The Company shall maintain such insurance policies during such time as Brad Scott or Michael Martin serve as a member of the Board and for a period of eighteen
(18) months thereafter.

     SECTION 5  DELIVERIES

     The Company has delivered to each Purchaser each of the following documents, the delivery of each of which is a condition to such Purchaser's obligations under this Agreement:

     (a) a certificate executed by an officer of the Company certifying that the representations and warranties of the Company are true and correct and that all actions required to be taken by the Company prior to the Effective Date have been or will be taken;

     (b) a certified copy of the resolutions of the Board authorizing the execution and performance of this Agreement;

     (c)  a certified copy of the Company's current bylaws;

     (d)  a certified copy of the Company's current articles of incorporation;

     (e) a copy of the stock certificate representing the Company Shares to be issued to such Purchaser within five (5) business days of the Effective Date; and

     (f) a lock-up agreement executed by Rodney M. Tiede in the form attached hereto as Exhibit B.

     Each Purchaser has delivered to the Company a copy of an executed lock up agreement in the form attached hereto as Exhibit C, the delivery of which is a condition to the Company's obligations under this Agreement.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser, except as set forth on the Schedule of Exceptions attached hereto as Exhibit D (the "Schedule of Exceptions") or as disclosed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K"), its quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2003, June 30, 2003 and March 31, 2003 (each, a "Form 10-Q"), its current report on Form 8-K dated October 15, 2003 and the amendment thereto dated December 11, 2003 (the "Form 8-K"), and its definitive information statement on Schedule 14C dated December 23, 2003 and (the "Schedule 14C"), filed by the Company with the Securities and Exchange Commission (the "Commission") (the Form 10-K, the Form 10-Qs, the Form 8-K, the Schedule 14C and such registration statements, reports, proxy statements and amendments thereto, the "SEC Documents"), as follows:

     6.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities (a "Material Adverse Effect") on the Company or the Subsidiary.

     6.2 Subsidiaries. As of the date hereof, the Company wholly-owns or has a greater than fifty percent (50%) ownership interest in the following subsidiaries: BI Acquisitions, Inc., a Utah corporation (the "Subsidiary"). The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Subsidiary is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect on the Company or the Subsidiary.

     6.3 Authorized and Outstanding Capital Stock. The Company has authorized the issuance of 40,000,000 shares of Common Stock, $0.05 par value per share, of which approximately 17,759,000 shares are issued and outstanding as of the Effective Date. All shares of Common Stock have been duly authorized, have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances. The Plan provides for the granting of options to the Company's employees, directors, consultants and advisors, to purchase an aggregate of up to 6,000,000 shares of Common Stock, of which as of the Effective Date, options to purchase an aggregate of approximately 3,950,000 shares of Common Stock are outstanding, none of which have been exercised and 2,050,000 shares are available for grant. All shares of Common Stock subject to issuance pursuant to the Plan, upon issuance, will be duly authorized, validly issued, fully paid and nonassessable. The Company has agreed to issue up to 250,000 shares of Common Stock and options to purchase up to 1,750,000 shares of Common Stock to certain officers, directors, shareholders and affiliates of Streamware pursuant to the Stock Purchase Agreement (the "Additional Shares and Options"). The Company has issued to Meridel Limited, a Turks and Caicos corporation, and Pascoe Holdings Limited, a Turks and Caicos corporation, a convertible line of credit promissory note dated December 23, 2003 in the amount of $1,000,000 (the "Note"), which is convertible into a maximum of 1,000,000 shares of the Company's Common Stock. Except for the Company Shares, the Options, the Additional Shares and Options, the Note and the options described in this Section 6.3, there are no authorized or outstanding capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase any capital stock of the Company or any equity or debt securities convertible into or exchangeable or exercisable for capital stock of the Company.

     6.4 Issuance and Delivery of the Company Shares and Option Shares and Grant and Delivery of the Options. The issuance of the Company Shares and the Option Shares, when issued, and the grant of the Options have been duly authorized. The Company Shares and the Option Shares, when issued, are or, in the case of the Option Shares, when issued will be, duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exists with respect to the issuance of the Company Shares or the Options or will exist with respect to the issuance of the Option Shares, when issued. No further approval or authority of the shareholders or the Board is required for the issuance of the Company Shares or the Option Shares, when issued, and the grant of the Options. The offer and issuance of the Company Shares and the Options and the Option Shares is in compliance with the Securities Act of 1933, as amended (the "Securities Act") and all rules and regulations promulgated thereunder and all state securities laws, regulations and requirements.

     6.5 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to carry on its business as presently conducted and enter into this Agreement and to perform the transactions contemplated hereby. The Subsidiary has full legal right, corporate power and authority to carry on its business as presently conducted. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company or the Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company or the Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their assets or properties may be bound or affected, including, without limitation, any contract listed in the SEC Documents (as defined below), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other domestic or international governmental body applicable to the Company or the Subsidiary or any of their properties. No consent, approval, authorization or other order of or registration, qualification, designation, declaration or filing with any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for compliance with the Blue Sky laws of any state of the United States and United States federal securities laws applicable to the issuance of the Company Shares and the Option Shares, when issued, and the grant of the Options. Assuming the valid execution hereof by Streamware, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 9.4 hereof may be legally unenforceable.

     6.6 No Actions or Violations. There is no legal or governmental actions, suits, arbitrations, investigation or proceeding (each, an "Action") pending or, to the Company's knowledge, threatened to which the Company or the Subsidiary is or may be a party (a) which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions or (b) which is reasonably likely to have a Material Adverse Effect on the Company or the Subsidiary. Neither the Company nor the Subsidiary is subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company or the Subsidiary is currently pending, nor does the Company or the Subsidiary intend to initiate any Action, that is reasonably likely to have a Material Adverse Effect on the Company. The Company is not in violation of any term of its articles of incorporation, as amended, or bylaws, as amended.

     6.7 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     6.8 Conflicting Registration Rights. Except as set forth in the Schedule of Exceptions, no shareholder of the Company other than the Purchasers has or will have any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement (as defined below)) to request or require the Company to register the sale of any shares owned by such shareholder under the Securities Act on the Registration Statement.

     6.9 Brokers. There is no broker, finder or other party that is entitled to receive from the Company or the Subsidiary any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

     6.10 Books and Records. The books, records and accounts of the Company and the Subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiary, respectively, all to the extent required by generally accepted accounting principles. The Company and the Subsidiary each maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     6.11  SEC Documents.

         (a) Reports. The Company has furnished to each Purchaser prior to the date hereof copies of its SEC Documents. Each of the SEC Documents, as of the Effective Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor the Subsidiary is a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit with the Commission that was not so filed.

         (b) Financial Statements. The Company has provided each Purchaser with copies of its audited financial statements (the "Audited Financial Statements") for the fiscal year ended December 31, 2002, and its unaudited financial statements for the nine (9)-month period ended September 30, 2003 (the "Balance Sheet Date"). Since the Balance Sheet Date, the Company has duly filed with the Commission all SEC Documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the Effective Date fairly present, in conformity with United States generally accepted accounting principles ("GAAP") (except as otherwise permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

     6.12 Absence of Certain Changes Since Balance Sheet Date. Except for the acquisition of the Subsidiary by the Company on October 1, 2003, since the Balance Sheet Date or as disclosed in the SEC Documents, the business and operations of the Company and the Subsidiary have been conducted in the ordinary course consistent with past practice, and there has not been:

         (a) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company or the Subsidiary with respect to any shares of its capital stock or any repurchase, redemption or other acquisition by the Company or the Subsidiary of any outstanding shares of the Company's or the Subsidiary's capital stock;

         (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expect to result, in a Material Adverse Effect on the Company or the Subsidiary;

         (c) any waiver by the Company or the Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or the Subsidiary;

         (d) any material change or amendment to, or any waiver of any material rights under a material contract or other arrangement, including, without limitation, any supply or service contract, or the termination of any such contract or arrangement, to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of the Company's or the Subsidiary's assets or properties is bound or subject, except for changes, amendments or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or the Subsidiary;

         (e) any change by the Company or the Subsidiary in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP; or

         (f) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or the Subsidiary.

     6.13  Intellectual Property

         (a) Ownership or Right to Use. The Company has sole title to and owns, or is licensed or otherwise possesses legally enforceable right to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefore, registered or unregistered copyrights, trade names, and any applications therefore, trade secrets or other confidential or proprietary information (the "Intellectual Property") necessary to enable the Company and the Subsidiary to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, therein would not have a Material Adverse Effect on the Company or the Subsidiary. The Company covenants that it will, and that it will cause the Subsidiary to, where the Company in the exercise of reasonable judgment deems it appropriate, use reasonable business efforts to seek copyright and patent registration, and other appropriate intellectual property protection, for the Intellectual Property of the Company and the Subsidiary.

         (b) Licenses; Other Agreements. Except as set forth in the Schedule of Exceptions, neither the Company nor the Subsidiary is subject to any exclusive license (whether such exclusivity is temporary or permanent) to any material portion of the Intellectual Property of the Company or the Subsidiary. There are not outstanding any licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiary. Neither the Company nor the Subsidiary is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as it may be so obligated in the ordinary course of its business, as disclosed in the SEC Documents or where the aggregate amount of such payments could not reasonably be expected to be material.

         (c) No Infringement. Neither the Company nor the Subsidiary has violated or infringed, nor is currently violating or infringing, and neither the Company nor the Subsidiary has received any communication alleging that it has violated or infringed, any Intellectual Property of any other individual or entity, to the extent that any such violation or infringement, either individually or together with all other such violations and infringements, would have a Material Adverse Effect on the Company or the Subsidiary.

     6.14 Title to Property and Assets. The Company and the Subsidiary each have all requisite corporate power and authority to own or lease its assets and other properties. Except as set forth in the Schedule of Exceptions, the material properties and assets of the Company and the Subsidiary are owned by the Company and the Subsidiary free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not affect such properties and assets of the Company and the Subsidiary. With respect to leased property and assets, the Company and the Subsidiary are each in compliance with such leases in all material respects.

     6.15 Tax Matters. Except as set forth in the SEC Documents, the Company and the Subsidiary have filed all material tax returns required to be filed, which returns are true, complete and correct in all material respects, and neither the Company nor the Subsidiary is in default in the payment of such taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to such returns or any assessments with respect thereto.

     6.16  Streamware Shares

         (a) The Company is acquiring the Streamware Shares for its own account, for investment purposes only, and not for the account of any other person or entity. The Company has no present intention of distributing any of the Streamware Shares, or entering into any arrangement or understanding with any other person regarding the distribution of the Streamware Shares.

         (b) The Company has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Streamware Shares and the Company has been given the opportunity to ask questions to such Purchaser and Streamware with respect to the subscription.

         (c) The Company recognizes that Streamware has limited financial or operating history and that investment in the Streamware Shares involves substantial risks, and the Company has taken full cognizance of and understands all of the risk factors related to the acquisition of the Streamware Shares. Accordingly, the Company represents that it fully understands that this is a highly speculative investment and that there are substantial risks that the Company will suffer a complete loss of its investment in the Streamware Shares.

         (d) The Company has the capacity, by reason of the Company's business and financial experience, to evaluate the merits and risks of an investment in the Streamware Shares and to protect the Company's own interests in connection with such investment and the Company is able to bear the economic risk of such investment.

     SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants to the Company as follows:

     Each Purchaser, severally but not jointly, represents and warrants to the Company as follows:

     7.1 Due Execution, Delivery and Performance of the Agreements. Each Purchaser has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Purchaser. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions herein contemplated will not violate result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of such Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which such Purchaser is a party or by which such Purchaser or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to such Purchaser or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of this Agreement or the consummation by such Purchaser of the transactions contemplated hereby. Assuming the valid execution hereof by the Company, this Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of such Purchaser in Section 9.4 hereof may be legally unenforceable.

     7.3 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to such Purchaser's knowledge, threatened to which such Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions.

     7.4 Nature of Purchaser. Such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Company Shares and the acquisition of the Option Shares, when issued, and the Option, including investments in securities issued by the Company. Such Purchaser is able to bear the economic risk of loss of such Purchaser's entire investment in the Company Shares, the Option Shares and the Option.

     7.5 Review of Information. Such Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Company Shares and acquire the Option. Such Purchaser has received and reviewed, and has been given the opportunity to ask questions of the Company with respect to, the SEC Documents.

     7.6 Investment Intent. Such Purchaser is purchasing the Company Shares, the Option Shares, when issued, and the Option in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Company Shares, the Option Shares or the Option or entering into any arrangement or understanding with any other person regarding the distribution of the Company Shares, the Option Shares or the Option (it being understood that the foregoing does not limit such Purchaser's right to sell the Company Shares and the Option Shares pursuant to the Registration Statement).

     7.7 Accredited Investor. Such Purchaser resides outside of the United States or, if such Purchaser resides in the United States, such Purchaser is, with the exception of Geoff Hardies, an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     7.8 Restrictions on Transfer. Such Purchaser acknowledges and understands that the Company Shares, unless registered, constitute "restricted securities" under the Securities Act and may only be sold, offered, transferred, pledge or hypothecated in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such Purchaser's investment intent as expressed herein or pursuant to an effective registration statement under the Securities Act. Such Purchaser understands and agrees that the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Company Shares together with any other legends that may be required by state or federal securities laws:

             THE SECURITIES REPRESENTED HEREBY  HAVE NOT
             BEEN REGISTERED UNDER THE SECURITIES ACT OF
             1933,  AS AMENDED (THE "SECURITIES ACT") OR
             ANY  STATE  SECURITIES LAWS  AND MAY NOT BE
             OFFERED,  SOLD  OR  OTHERWISE  TRANSFERRED,
             PLEDGED  OR  HYPOTHECATED  UNLESS AND UNTIL
             REGISTERED UNDER THE SECURITIES ACT OR SUCH
             APPLICABLE  STATE  SECURITIES  LAWS,   SUCH
             OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECA-
             TION IS PURSUANT TO AN  EXEMPTION FROM SUCH
             REGISTRATION REQUIREMENTS OR,IN THE OPINION
             OF  COUNSEL,  SUCH OFFER,  SALE,  TRANSFER,
             PLEDGE  OR  HYPOTHECATION IS  IN COMPLIANCE
             THEREWITH.

     7.9 Sole Representations and Warranties. Except for the representations and warranties contained in this Section 5, such Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

     SECTION 8. SURVIVAL. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the Company Shares and the Option Shares, when issued, and the delivery of the Option and the delivery to the Company of the Streamware Shares.

     SECTION 9. REGISTRATION OF COMPANY SHARES AND OPTION SHARES; COMPLIANCE WITH SECURITIES ACT

     9.1  Registration Procedures and Expenses.

     (a) Demand Registration. At any time following the one hundred twenty day (120)-day anniversary of the Effective Date, each Purchaser shall have the right to request that the Company prepare and file with the Commission a registration statement on Form S-3 or other applicable form as determined by the Company (the "Registration Statement") for the purpose of registering the sale of the Company Shares and the Option Shares by such Purchaser from time to time on the facilities of any securities exchange or trading system on which the Common Stock of the Company is then traded or in privately-negotiated transactions. The Company shall prepare and file the Registration Statement with the Commission within thirty (30) days of the

Company's receipt of such Purchaser's written request of registration (the "Registration Request"). The Registration Statement shall contain all material non-public information disclosed to such Purchaser by the Company in connection with the purchase of the Company Shares, the issuance of the Option Shares and the grant of the Option. For purposes of this Section 9, the term "Company Shares" and "Option Shares" shall include any other securities of the Company issued in exchange for the Company Shares or the Option Shares, respectively, as a dividend on the Company Shares and the Option Shares or in connection with a stock split or other reorganization transaction, including, without limitation a Corporate Event (as applicable to the Option and the Option Shares to the extent the Option is assumed by the Acquiring Entity) affecting the Company Shares or the Option Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective (the "Registration Effective Date") within sixty (60) days of the Company's receipt of the Registration Request. The Company and such Purchaser shall bear equally, on a dollar-for-dollar basis, all expenses incurred by the Company and Purchaser (other than underwriting discounts, brokerage fees and commissions) in connection with the registration of such Purchaser's Company Shares and Option Shares pursuant to this Section 9.1(a); provided, however, that such Purchaser shall bear all expenses incurred by the Company and such Purchaser in connection with the registration if such Purchaser previously had the opportunity to register an equivalent number of Company Shares and Options Shares under its registration rights under Section 9.1(b) below, but elected not to do so.

         (b) Piggy-back Registration. If the Company shall determine to register any of its securities either for its own account or the account of any holders of its equity securities exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales, the Company shall on each such occasion:

              (i) promptly give each Purchaser written notice thereof at least thirty (30) days before the filing of the registration statement; and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Company Shares and Option Shares specified in a written request made by each Purchaser and received by the Company within fifteen (15) days after such Purchaser's receipt of the written notice from the Company described in clause (i) above. Such written request may specify all or a part of such Purchaser's Company Shares and Option Shares.

If the registration of which the Company gives notice is for an underwritten offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 9.1(b)(i). In such event, the right of each Purchaser to registration pursuant to this Section 9.1(b) shall be conditioned upon such Purchaser's participation in such underwriting. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 9.1(b) prior to the effectiveness of such registration whether or not such Purchaser has elected to include securities in such registration.
The Company shall bear all expenses incurred by the Company and each Purchaser (other than underwriting discounts, brokerage fees, commissions and the legal fees of legal counsel to such Purchaser) in connection with the registration of Company Shares and Option Shares pursuant to this Section 9.1(b).
9.2  Covenants of the Company

         (a) The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement (which term shall also include for purposes of this and all other sections of this Agreement other than Section 9.1 any registration statement prepared and filed by the Company pursuant to Section 9.1(b)) and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earlier of the date on which (i) all Company Shares and the Option Shares have been disposed of pursuant to the Registration Statement, (ii) all Company Shares and the Option Shares then held by all Purchasers may be sold under the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Company has determined that all Company Shares and the Option Shares then held by all Purchasers may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Company Shares and Option Shares and offered to cause to be removed any restrictive legends on the certificates, if any, representing such Company Shares and Option Shares (the period between the Registration Effective Date (which terms shall for purposes of this Section 10.2 and Sections 9.3 and 9.4 include the date on which any Registration Statement filed by the Company pursuant to Section 9.1(b) is declared effective) and the earliest of such dates is referred to herein as the "Registration Period"). At any time after the end of the Registration Period, the Company may withdraw the Registration Statement and its obligations under this Section 9 (other than its obligations under Section 9.4) shall automatically terminate.

         (b) The Company shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not, on the Registration Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), the Company shall promptly notify each Purchaser, and, subject to the provisions of Section 9.2(c), as soon as reasonably practicable prepare and file with the Commission a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that the Registration Statement and such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) The Company shall not be obligated to prepare and file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event. A "Blackout Event" shall mean any of the following: (i) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined in good faith by the Chief Executive Officer of the Company (the "CEO") or the Board or that, if disclosed, would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the CEO or the Board, be adversely affected by disclosure in a registration statement or prospectus at such time.

         (d) At least ten (10) days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to each Purchaser and shall consider incorporating into such documents such comments as each Purchaser (and its counsel) may propose to be incorporated therein. Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to a Purchaser, need be delivered in draft form to such Purchaser.

         (e) The Company shall promptly notify each Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) the receipt of any request for additional information from the Commission or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Company Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (f) The Company shall furnish to each Purchaser with respect to the Company Shares and the Option Shares registered under the Registration Statement (and to each underwriter, if any, of such Company Shares and Option Shares) such number of copies of prospectuses and such other documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Company Shares and the Option Shares by such Purchaser pursuant to the Registration Statement.

         (g) The Company shall file or cause to be filed such documents as are required to be filed by the Company for normal Blue Sky clearance in states of the United States specified in writing by Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

         (h) With a view to making available to Purchasers the benefits of Rule 144, the Company agrees, throughout the Registration Period and so long as a Purchaser owns Company Shares or the Option Shares to:

              (i)  comply with the provisions of paragraph (c)(1) of Rule 144;
and

              (ii) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of a Purchaser, make available other information as required by, and so long as necessary to permit sales of the Company Shares and the Option Shares pursuant to, Rule 144.

     9.3  Covenants of Purchasers.

         (a) If at any time or from time to time after the Registration Effective Date, the Company notifies Purchasers in writing that the Registration Statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, no Purchaser shall offer or sell any Company Shares or the Option Shares or engage in any other transaction involving or relating to the Company Shares or the Option Shares, from the time of the giving of notice with respect to such untrue statement or omission until Purchasers receive written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the Registration Statement or a valid prospectus supplement to the prospectus forming a part thereof.

         (b) In connection with the sale of any Company Shares or the Option Shares pursuant to the Registration Statement, each Purchaser shall deliver to the purchaser thereof the Registration Statement and the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to such Purchaser on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable Blue Sky laws of any state of the United States.

         (c) The Company may refuse to register (or permit its transfer agent to register) any transfer of any Company Shares or the Option Shares not made in accordance with this Section 9.3 and for such purpose may place stop order instructions with its transfer agent with respect to the Company Shares.

         (d) Each Purchaser will cooperate with the Company in all respects in connection with the performance by the Company of its obligations under Sections 9.1 and 9.2, including timely supplying all information reasonably requested by the Company (which shall include all information regarding such Purchaser, and any person who beneficially owns Company Shares or the Option Shares held by such Purchaser within the meaning of Rule 13d-3 promulgated under the Exchange Act, and the proposed manner of sale of the Company Shares and the Option Shares required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Company Shares and the Option Shares. Each Purchaser hereby consents to be named as an underwriter in the Registration Statement, if applicable, in accordance with current Commission policy and, if necessary, to join in the request of the Company for the acceleration of the effectiveness of the Registration Statement.

      9.4 Indemnification. For the purpose of this Agreement, the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Sections 9.1 or 9.2.

         (a) The Company agrees to indemnify and hold harmless each Purchaser against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the Registration Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement as of the Registration Effective Date a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse such Purchaser for any legal and other expenses which are reasonably incurred by such Purchaser in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein, (2) the failure of such Purchaser to comply with the covenants and agreements contained in Section 9.3 hereof respecting the sale of the Company Shares and the Option Shares, (3) the inaccuracy of any representations made by such Purchaser in this Agreement or (4) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.

         (b) Each Purchaser will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other United States federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure of such Purchaser to comply with the covenants and agreements contained in Section 9.3 hereof respecting the sale of the Company Shares of the Option Shares, (ii) the inaccuracy of any representation made by such Purchaser in this Agreement, or (iii) any (1) untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (2) omission or alleged omission to state in the Registration Statement, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which they were made; provided, that such Purchaser's indemnification obligation under this clause (iii) shall apply only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

         (c) Promptly after receipt by an indemnified party or parties under this Section 9.4 of notice of the threat or commencement of any action, such indemnified party or parties will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 9.4, promptly notify the indemnifying party or parties in writing thereof; provided, the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party for contribution (except as provided in paragraph (d)) or otherwise under the indemnity agreement contained in this Section 9.4 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party or parties and such indemnified party or parties seeks or intends to seek indemnity from an indemnifying party or parties, the indemnifying party or parties will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such indemnified party or parties. Upon the indemnified party's or parties' receipt of notice from the indemnifying party or parties of its election to assume the defense of such action and approval by the indemnified party or parties of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 9.4 for any legal or other expenses subsequently incurred by such indemnified party or parties in connection with the defense thereof unless the indemnifying party or parties shall not have employed counsel reasonably satisfactory to the indemnified party or parties to represent the indemnified party or parties within a reasonable time after notice of commencement of action, in which case the reasonable fees and expenses of counsel to the indemnified party or parties shall be at the expense of the indemnifying party or parties.

         (d) If the indemnification provided for in this Section 9.4 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party or parties under paragraphs (a) or (b) of this Section 9.4 in respect to any losses, claims, damages, liabilities or expenses referred to herein (subject to the limitation of paragraph (c) of this Section 9.4), then the indemnifying party or parties shall contribute to the amount paid or payable by such indemnified party or parties as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the applicable Purchasers from the placement of the Company Shares and the Option Shares contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the applicable Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Purchasers on the other shall be deemed to be in the same proportion as the fair market value of the Company Shares and the Option Shares sold pursuant to the Registration Statement (determined at the time as the Company Shares and the Option Shares were issued by the Company to the applicable Purchasers) bears to the difference (the "Difference") between the fair market value of the Company Shares and the Option Shares sold pursuant to the Registration Statement (determined at the time as the Company Shares and the Option Shares were issued by the Company to the applicable Purchasers) and the amount received by the applicable Purchasers from such sale. The relative fault of the Company on the one hand and the applicable Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the applicable Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or inaccuracy. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 9.4, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 9.4 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 9.4, no Purchaser shall be required to contribute any amount in excess of the amount by which the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission exceeds the Difference. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9.5 Information Available. So long as the Registration Statement is effective covering the resale of Company Shares and the Option Shares then still owned by any Purchaser, the Company will furnish to such Purchaser as soon as practicable after available, one copy of its annual report to shareholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants) and, upon written request, each of the SEC Documents.

     SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

         (a)  if to the Company, to:

         Broadcast International, Inc.
         Attention: Rod Tiede
         7050 Union Park Ave. #600
         Salt Lake City, Utah 84047
         Fax:  (801) 562-1773

         (b) if Purchasers, to the address and facsimile number set forth below each Purchaser's name on the signature page attached hereto.


     SECTION 11. ASSIGNMENT. None of the parties hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement, whether by operation of law, merger, acquisition, consolidation, share exchange, or otherwise, and any attempted assignment or delegation of such rights or obligations shall be void. Except as expressly provided in Section 9.4 with respect to directors and controlling persons of the Company and officers of the Company who signed the Registration Statement, no person, including without limitation any person who purchases or otherwise acquires or receives any Company Shares, an Option or any Option Shares, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other parties hereto and, to the extent expressly provided in
Section 9.4, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement.

     SECTION 12. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser.

     SECTION 13. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 14. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


     SECTION 15.  GOVERNING LAW.  This Agreement, with the exception of
Section 3 and Section 6.16, shall be governed by and construed in accordance with the laws of the State of Utah without regard to its conflicts of law principles and the federal law of the United States of America. Section 3 and
Section 6.16 of this Agreement shall be enforced, governed and construed in all respects in accordance with Swedish law. Any dispute, controversy or claim arising out of or in connection with Section 3 or Section 6.16 of this Agreement, or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the Rules of Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of a sole arbitrator. The place of arbitration shall be Stockholm. The language to be used in the arbitral proceedings shall be English.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     SECTION 17 LIMITATION ON REMEDIES. In the event of a breach of Section 6.11(a) of this Agreement by the Company with respect to any SEC Document filed with the Commission prior to October 15, 2003, each Purchaser agrees that it will not seek to rescind its acquisition of the Company Shares or the Option or its purchase of any Option Shares, provided that this Section 17 shall in no way be construed to limit or restrict such Purchaser's ability or right to seek any other remedy available at law or in equity, including damages, in the event of the Company's breach of Section 6.11(a) or to seek rescission or any other remedy available at law or in equity, including damages, in the event of the Company's breach of any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.




         COMPANY:

         BROADCAST INTERNATIONAL, INC.

         By: /s/ Rodney M Tiede
         Name:   Rodney M. Tiede
         Title:  President

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    /s/  Bradley Scott
    __________________________________________

    Address:    ______________________________
                ______________________________

    Facsimile:  ______________________________

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    /s/  Ivar Davidson
    __________________________________________

    Address:    Hystadveled 46
                3208 Sandefjord, Norway
    Facsimile:  33481130

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    /s/  Douglas Howard
    __________________________________________

    Address:    1370 Military Way
                SLC, Utah  84103
    Facsimile:  _____________________________

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    /s/  Stein Matre
    __________________________________________

    Address:    Thonhohen 10
                N. 3209 Sandefjord, Norway
    Facsimile:  ______________________________

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    TTA Holdings, Ltd.

    /s/  J. Michael Martin
    __________________________________________

    Address:    9 Exchange Place #900
                Salt Lake City, Utah  84111
    Facsimile:  801-322-3024

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    /s/  Ingvar Kvernes
    __________________________________________

    Address:    Orrspelsvagen 2F_
                SE-182 79  Stocksund, Sweden
    Facsimile:  46 8 655 44 40

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    Global Solutions SA

    /s/  John Olaf Nilsson
    __________________________________________

    Address:    Mor Ann 25 V1
                42837 Kallered

    Facsimile:  801-532-0160

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    Pro Bono AS

    /s/  Erik Fekete
    __________________________________________

    Address:    PO Box 423
                N. 3201 Sandefjord, Norway
    Facsimile:  47 33 42 18 01

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:

    /s/  Geoff Hardies
    __________________________________________

    Address:    4131 S. Carter Circle
                Salt Lake City, Utah  84124
    Facsimile:  801-532-0160

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:



    /s/  Stefan Johansen
    __________________________________________

    Address:    Attinggatan 5
                587 39 Linkoping, Sweden
    Facsimile:  46 13 37 58 45

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:


    /s/  Percy Gustafsson
    __________________________________________

    Address:    Vastra Tullgatan 6
                611 30 Nvkoping, Sweden
    Facsimile:   _____________________________

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:


    /s/  Percy Gustafsson
    __________________________________________

    Address:    Vastra Tullgatan 6
                611 30 Nvkoping, Sweden
    Facsimile:  ______________________________

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



    PURCHASER:

    /s/  Fred Moore
    __________________________________________

    Address:    PO Box 3796
                Park City, Utah  84060
    Facsimile:  435-649-3380

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:


    /s/  Mikael Johnsson
    __________________________________________
    Address:    Nytorpsvegen 73
                590 73 Ljungsbro, Sweden
    Facsimile:  46 132 10 851

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:


    /s/  Torbjorn Gunnarsson
    __________________________________________

    Address:    Barrskogsvagen 4
                590 49 Vikingstad, Sweden
    Facsimile:  ______________________________

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:


    /s/  Patrik Elmberg
    __________________________________________

    Address:    Enskiftesgatan 5
                SE 58334 Linkoping, Sweden
    Facsimile: _______________________________

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:


    /s/  E. Kernell Sandberg
    __________________________________________

    Address:    Suartatorp Nonlosa
                S 59693 Skanninge
    Facsimile:  46 142 36 00 70

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


    PURCHASER:



    /s/  Claes Nilsson
    ____________________________________

    Address:    Sofies Vag 43
                43494 Vallda, Sweden
    Facsimile:  46 300 18 665

                            SCHEDULE A
------------------------------------------------------------------------------
                                                                 Number of
                                                                 Streamware
                                                                 Shares to be
                                                                 Transferred
                          Company Shares    Number of Shares     by Purchaser
                          to be Issued to   Shares to be Issued  to the
Name of Purchaser         Purchaser         To Purchaser         Company
------------------------- ----------------- -------------------- -------------
TTA Holdings Ltd               65,624           134,247             639,046
Solution Financial             16,893            34,082
Eva Kernal-Sandberg             5,270             3,549              10,000
Patrik Elmberg                  8,312            15,617              44,000
Torbjorn Gunnarsson             9,414            11,713              33,000
Viking Finance AS             354,371           647,740             719,118
Mikael Johansson                1,511             3,839               8,000
Percy Gustafsson               32,617            46,141             130,000
Claes Nilsson                  54,339             2,079             287,600
Brad Scott                    262,793           364,300             253,004
Stefan Johansson                4,698             6,389              18,000
TTA Holdings Ltd              140,104           174,080             180,541
Fred Moore                     10,000            14,304              40,300
Pro bono AS                     2,834             5,324              15,000
Stein Matre                    11,112            20,879              58,824
Doug Howard                    12,000            13,980              25,300
Ingvar Kvernes                  3,000             1,796               5,060
Geoff Hardies                   5,000
Ann Holmes                        108               941
----------------------- -------------------- -------------------- -----------
        TOTAL               1,000,000         1,500,000           2,530,043
-----------------------------------------------------------------------------

                            EXHIBIT A

OPTION EXERCISE NOTICE

Broadcast International, Inc.
_________________________
_________________________
Attn: Chief Executive Officer or President

     SECTION 1. EXERCISE OF OPTION. Effective as of today, ___________, 20__ (the "Effective Date"), the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Option Shares") of Broadcast International, Inc. (the "Company") under and pursuant to the Stock Issuance, Stock Transfer and Stock Option Agreement dated March __, 2004 between Optionee and the Company (the "Option Agreement") and the terms and conditions of this exercise notice (the "Agreement").

     SECTION 2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     SECTION 3. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Option Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly following the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

     SECTION 4. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Option Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Option Shares and that Optionee is not relying on the Company for any tax advice.

     SECTION 5. RESTRICTIONS ON TRANSFER. Optionee acknowledges and understands that the Option Shares, unless registered, constitute "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), and may only be sold, offered, transferred, pledge or hypothecated in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein or pursuant to an effective registration statement under the Securities Act. Optionee understands and agrees that in the event the Option Shares are not registered, the Company shall cause the legend set forth below or a legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Option Shares together with any other legends that may be required by state or federal securities laws:

       THE  SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
       REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS
       AMENDED  (THE "SECURITIES  ACT")  OR  ANY  STATE
       SECURITIES LAWS AND  MAY NOT BE OFFERED, SOLD OR
       OTHERWISE  TRANSFERRED,  PLEDGED OR  HYPOTHECATED
       UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES
       ACT  OR  SUCH  APPLICABLE STATE  SECURITIES LAWS,
       SUCH  OFFER, SALE,  TRANSFER, PLEDGE OR HYPOTHE-
       CATION  IS  PURSUANT  TO  AN EXEMPTION FROM SUCH
       REGISTRATION  REQUIREMENTS OR, IN THE OPINION OF
       COUNSEL  TO  THE  COMPANY,   SUCH  OFFER,  SALE,
       TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE
       THEREWITH.

     SECTION 7. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     SECTION 8. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     SECTION 9. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full exercise price for the Option Shares in accordance with
Section 2.5 of the Option Agreement.

     SECTION 10. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


OPTIONEE:

_______________________________

__________________________

By:____________________________

Its:___________________________

                            EXHIBIT B

                        LOCK-UP AGREEMENT

      In consideration of various shareholders of Streamware Solutions AB (the "Purchasers") entering into the Stock Issuance, Stock Transfer and Option Grant Agreement between such shareholders and Broadcast International, Inc. (the "Company"), dated March __, 2004 (the "Agreement"), and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or other capital stock of the Company or any options, warrants or other rights to purchase such shares now owned or hereinafter acquired by the undersigned (collectively, the "Shares") until June 30, 2005.

     The undersigned hereby acknowledges that this Lock-Up Agreement is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer of any of the Shares held by the undersigned unless such transfer is in compliance with this Lock-Up Agreement. The undersigned also understands that the delivery of this Lock-Up Agreement to the Purchasers is a condition to the Purchasers's entering into the Agreement.

RODNEY M. TIEDE

Date:

                            EXHIBIT C

                        LOCK-UP AGREEMENT

      In consideration of Broadcast International, Inc. (the "Company") entering into the Stock Issuance, Stock Transfer and Option Grant Agreement between the undersigned and the Company, dated March __, 2004 (the "Agreement"), and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or other capital stock of the Company or any options, warrants or other rights to purchase such shares now owned or hereinafter acquired by the undersigned (collectively, the "Shares") until March 31, 2005, but shall thereafter comply with the volume limitations in Rule 144(e) of the Securities Act of 1933, as amended, until June 15, 2005.

      The undersigned hereby acknowledges that this Lock-Up Agreement is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer of any of the Shares held by the undersigned unless such transfer is in compliance with this Lock-Up Agreement. The undersigned also understands that the delivery of this Lock-Up Agreement to the Company is a condition to the Company's entering into the Agreement.

______________________________


Date:



                              -30--

                            EXHIBIT D

                      SCHEDULE OF EXCEPTIONS

None.



                              - 31 -